Exhibit 99.1

Kforce Inc.
1001 East Palm Ave.
Tampa, FL 33605
(NASDAQ: KFRC)

AT THE FIRM

Michael Blackman

Senior Vice President – Investor Relations

(813) 552-2927

KFORCE INC. REPORTS RECORD REVENUE FOR THE

FOURTH QUARTER OF 2006

•	Q4 REVENUE OF $243.1 MILLION

•	Q4 EARNINGS PER SHARE OF $.22

•	2006 BEST YEAR EVER FOR REVENUE AND EARNINGS

TAMPA, FL – February 6, 2007 – Kforce Inc. (NASDAQ: KFRC), a professional staffing firm, today announced results for the fourth quarter of 2006. Revenues for the quarter ended December 31, 2006 were an all time high of $243.1 million compared to $203.6 million for the quarter ended December 31, 2005 and $238.7 million for the quarter ended September 30, 2006. The Firm reported net income for the fourth quarter of 2006 of $9.3 million or 22 cents per share versus net income of $6.9 million or 17 cents per share for the fourth quarter of 2005, representing a year-over-year improvement of 34.9%. Net income for the quarter ending September 30, 2006 was $8.8 million or 21 cents per share. For the full year 2006, the Firm reported net income of $32.5 million or 77 cents per share versus net income of $22.3 million or 55 cents per share for the full year 2005.

“We are very pleased with our fourth quarter and 2006 results. Our quarterly revenue of $243.1 million is our fourth straight record quarter. Total revenues increased 17.0% to $938.4 million in 2006, an all time Firm high, from $802.3 million in 2005. EBITDA improved 44.7% year-over-year from $49.1 million to $71.0 million. EBITDA per share improved 39.7% year-over-year from $1.21 to $1.69.” said David L. Dunkel, Kforce’s Chairman and Chief Executive Officer. “In Q4, the Firm completed the acquisition and integration of Bradson Corporation, which enhances the platform on which to build our new business segment in the prime government solutions space.”

“We believe the environment for professional staffing and government solutions remains positive, particularly in the skilled niches we serve, because the percent of college educated unemployed remains near historic lows. We continue to see strong demand for highly skilled workers both on a full time and interim basis. We believe this demand is being driven by both secular and cyclical trends that bode very well for the future of Kforce.”

William L. Sanders, President said: “We are extremely pleased with the progress we made in 2006 on many fronts and believe that 2007 will be another year of improving operating and financial performance as we focus on profitable growth. We continue to be pleased with the progress of the new associates on our field service teams and, we believe, we should see improving productivity from them as we progress through 2007. We are particularly pleased to see technology flex, which is approximately one half of our revenue, continue in a growth pattern.” Continued Mr. Sanders, “We have achieved record revenues in this quarter and improved gross margins 390 basis points over the last two years. We now intend to moderate the net increase in the size of our field service teams and focus primarily on improving the team’s productivity by delivering the right match to our candidates and consultants. While growing revenue, we intend to create operating leverage and earnings growth during 2007.”

Operational highlights of the fourth quarter include:

•	Revenue per billing day in Q4 ‘06 increased 5.2% from Q3 ‘06 and 19.4% year-over-year to an all time Firm high of $4.0 million from $3.3 million in Q4 ‘05.

•

Flex revenue increased by $6.9 million or 3.2% to $226.1 million. Flex end of quarter full time equivalents (9,951) increased 2.9% from the previous quarter. On a business segment basis, staffing consultants were up 4.1% in Technology, up 3.5% in Health and Life Sciences, and up 1.0% in Finance & Accounting.

•	Revenues for the Government Practice were $13.4 million in Q4 ‘06 and $32.9 million for the year.

•	Flex gross profit percentage increased by 40 basis points to 30.5% in Q4 ‘06 from 30.1% in Q3 ‘06 and improved 200 basis points from Q4 ‘05.

•	The Firm’s staffing average hourly bill rate has increased $4.18, which is a 9.1% year-over-year improvement. The year-over-year increase continues to be reflected across all business lines.

Joe Liberatore, Chief Financial Officer added: “Earnings before taxes of $53.0 million or 5.6% of revenues in 2006 increased 42.6% from $37.2 million, or 4.6% of revenues in 2005. We believe we are making excellent progress toward achieving our peak cycle target earnings before taxes of 10 percent of revenues.”

Financial highlights for Q4 include:

•	Income from Operations of $15.6 million or 6.4% decreased slightly from $15.7 million or 6.6% in Q3 ‘06 but has improved year-over-year 60 basis points from 5.8% or $11.8 million in Q4 ‘05.

•	EBITDA in Q4 ‘06 of $19.8 million increased 3.9% sequentially and 34.6% year-over-year. EBITDA per share of $.47 increased 4.4% sequentially and 30.6% year-over-year.

•	Total stockholders’ equity of $261.9 million increased 3.4% sequentially from $253.3 million in Q3 ‘06 and 24.3% from $210.7 million in Q4 ‘05.

•	Bank debt at the end of Q4 ‘06 was $86.4 million compared to a high of $103.5 million at the time of the Bradson acquisition on October 1, 2006.

Mr. Liberatore continued: “Looking forward to the first quarter of 2007, we expect to continue to make selective investments that will benefit the Firm in 2007 and 2008. We expect revenues may be in the $245 million to $252 million range, and earnings per share of 18 to 20 cents, which reflects an impact of approximately 5 cents of Q1 payroll tax related costs and approximately 42.1 million weighted average diluted shares outstanding.”

Kforce will host a conference call on February 7, 2007 to discuss these results. The call will begin at 8:30 AM EST. The dial-in number is (888) 593-6050 (Please request to be connected to the Kforce Earnings Call). The replay of the call will be available from 10:30AM EST February 7, 2007 through February 15, 2007 by dialing (888) 203-1112, passcode 8241522.

It will also be webcast live at www.kforce.com (select “Investor Relations”) and will be available for webcast replay until February 15, 2007.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.earnings.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About Kforce

Kforce (NASDAQ: KFRC) is a professional staffing firm providing flexible and permanent staffing solutions for organizations in the skill areas of technology, finance & accounting, and health and life sciences. Backed by over 2,000 staffing specialists, Kforce operates with 74 offices in 43 markets in North America. For more information, please visit our Web site at www.kforce.com.

About Kforce Government Holdings, Inc.

Kforce Government Holdings Inc., through its two subsidiaries, Kforce Government Solutions, Inc. and Bradson Corporation, provides innovative technical and finance and accounting solutions to federal government clients. For more information, visit www.kforcegov.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Kforce Government Holdings, Health and Life Sciences, Finance and Accounting and Technology groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, there can be no assurance that the above estimates of revenues and earnings per share will be achieved. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

KFORCE INC.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Quarter Ended December 31, 2006	Quarter Ended September 30, 2006	Quarter Ended December 31, 2005
Revenue by Function:
Technology	$120,661	$118,137	$93,890
Finance/Accounting	60,073	64,066	61,691
Health and Life Sciences	48,937	50,122	48,021
Government	13,380	6,375	—

Total Revenue	243,051	238,700	203,602

Revenue by Time:
Perm	16,917	19,488	13,387
Flexible	226,134	219,212	190,215

Total Revenue	243,051	238,700	203,602

Cost Of Sales	157,282	153,299	136,094

Gross Profit	85,769	85,401	67,508
GP %	35.3%	35.8%	33.2%
Flex GP%	30.5%	30.1%	28.5%

Selling, General & Admin.	66,548	66,872	53,438
Deprec. & Amort.	3,607	2,798	2,312

Income from Operations	15,614	15,731	11,758

Other Expense	1,692	820	340

Earnings Before Taxes	13,922	14,911	11,418

Income Tax Expense	4,667	6,069	4,558

Net Income	$9,255	$8,842	$6,860

Earnings Per Share - Diluted	$0.22	$0.21	$0.17
EBITDA Per Share	$0.47	$0.45	$0.36
Shares Outstanding - Diluted	42,284	42,091	41,015

EBITDA	$19,796	$19,059	$14,708

Selected Cash Flow Information:
Bad Debt (Recovery) Expense	(1,261)	(485)	(531)
Capital Expenditures	2,627	2,923	2,955

Selected Balance Sheet Information:
Total Cash and Short-term Investments	$1,589	$782	$37,104
Accounts Receivable, less allowances	$134,453	$146,939	$99,354
Total Assets	$442,618	$391,464	$324,746
Bank Debt	$86,435	$38,315	$35,000
Other Current Liabilities	$76,029	$83,088	$63,020
Other Long-Term Liabilities	$18,229	$16,758	$16,024
Total Stockholders’ Equity	$261,925	$253,303	$210,702

Other Information:
Stock Compensation Expense	$568	$441	$616
SERP Retirement Expense	$4	$—	$—

Billing Days	61	63	61

Kforce Inc.

Key Statistics

(Unaudited)

	Q4 2006	Q3 2006	Q4 2005
Total Firm
Flex Revenue (000’s)	$226,134	$219,212	$190,215
Revenue per billing day (000’s)	$3,707	$3,480	$3,118
Sequential Flex Revenue Change	3.2%	1.1%	-1.5%
Hours (000’s)	4,334	4,277	4,088
Flex GP %	30.5%	30.1%	28.5%

Search Revenue (000’s)	$16,917	$19,488	$13,387
Placements	1,302	1,445	1,081
Average Fee	$13,434	$13,517	$12,457
Billing days	61	63	61

Technology
Flex Revenue (000’s)	$114,180	$110,720	$89,544
Revenue per billing day (000’s)	$1,872	$1,758	$1,467
Sequential Flex Revenue Change	3.1%	3.2%	-0.8%
Hours (000’s)	1,767	1,725	1,478
Flex GP %	28.9%	28.2%	26.8%

Search Revenue (000’s)	$6,481	$7,417	$4,346
Placements	453	527	288
Average Fee	$14,501	$14,111	$15,092

Finance and Accounting
Flex Revenue (000’s)	$50,712	$53,329	$53,970
Revenue per billing day (000’s)	$831	$846	$885
Sequential Flex Revenue Change	-4.9%	2.8%	-1.9%
Hours (000’s)	1,457	1,511	1,666
Flex GP %	33.1%	33.3%	30.6%

Search Revenue (000’s)	$9,361	$10,737	$7,721
Placements	761	817	677
Average Fee	$12,945	$13,165	$11,490

Health & Life Sciences
Flex Revenue (000’s)	$47,862	$48,788	$46,701
Revenue per billing day (000’s)	$785	$775	$766
Sequential Flex Revenue Change	-1.9%	-2.3%	-2.5%
Hours (000’s)	954	965	944
Flex GP %	29.6%	30.9%	29.1%

Search Revenue (000’s)	$1,075	$1,334	$1,320
Placements	88	101	116
Average Fee	$12,173	$13,267	$11,357

Government
Flex Revenue (000’s)	$13,380	$6,375	—
Revenue per billing day (000’s)	$219	$101	—
Sequential Flex Revenue Change	109.9%	-17.0%	—
Hours (000’s)	156	76	—
Flex GP %	36.6%	29.6%	—

Kforce Inc.

Key Statistics - Health & Life Sciences

(Unaudited)

	Q4 2006	Q3 2006	Q4 2005
Clinical Research
Flex Revenue (000’s)	$19,401	$20,703	$19,201
Revenue per billing day (000’s)	$318	$329	$315
Sequential Flex Revenue Change	-6.3%	-4.1%	2.5%
Hours (000’s)	272	285	271
Flex GP %	26.8%	29.2%	28.1%

Search Revenue (000’s)	$569	$662	$669
Placements	27	36	39
Average Fee	$21,127	$18,277	$17,165

Health Information Management
Flex Revenue (000’s)	$11,694	$10,840	$9,689
Revenue per billing day (000’s)	$192	$172	$159
Sequential Flex Revenue Change	7.9%	-4.1%	-0.9%
Hours (000’s)	182	166	148
Flex GP %	34.8%	37.9%	34.6%

Search Revenue (000’s)	$88	$61	$132
Placements	7	5	12
Average Fee	$12,613	$12,260	$10,985

Healthcare-Nursing
Flex Revenue (000’s)	$9,014	$9,122	$9,677
Revenue per billing day (000’s)	$148	$145	$159
Sequential Flex Revenue Change	-1.2%	-1.7%	-12.7%
Hours (000’s)	222	222	231
Flex GP %	29.3%	28.0%	27.1%

Search Revenue (000’s)	$(1)	$38	$87
Placements	1	3	10
Average Fee	$(863)	$12,611	$8,675

Scientific
Flex Revenue (000’s)	$7,753	$8,123	$8,134
Revenue per billing day (000’s)	$127	$129	$133
Sequential Flex Revenue Change	-4.6%	5.0%	-2.1%
Hours (000’s)	278	292	294
Flex GP %	29.4%	29.5%	27.3%

Search Revenue (000’s)	$419	$573	$432
Placements	53	57	55
Average Fee	$7,850	$10,176	$7,823

KFORCE INC.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Twelve Months Ended
	December 31, 2006	December 31, 2005
Revenue by Function:
Technology	$456,369	$370,780
Finance/Accounting	249,503	243,707
Health and Life Sciences	199,699	187,778
Government	32,877	—

Total Revenue	938,448	802,265

Revenue by Time:
Perm	70,863	54,874
Flexible	867,585	747,391

Total Revenue	938,448	802,265

Cost Of Sales	612,349	542,276

Gross Profit	326,099	259,989
GP %	34.8%	32.4%
Flex GP%	29.4%	27.4%
Selling, General & Admin.	257,187	212,724
Deprec. & Amort.	11,552	8,283

Income from Operations	57,360	38,982

Other Expense	4,354	1,816

Earnings Before Taxes	53,006	37,166

Income Tax Expense	20,487	14,845

Net Income	$32,519	$22,321

Earnings Per Share - Diluted	$0.77	$0.55
EBITDA Per Share	$1.69	$1.21
Shares Outstanding - Diluted	42,012	40,616

EBITDA	$71,043	$49,100

Selected Cash Flow Information:
Bad Debt (Recovery) Expense	$(1,721)	$38
Capital Expenditures	$9,169	$10,692

Other Information:
Stock Compensation Expense	$2,027	$1,795
SERP Retirement Expense	$4	$—

Billing Days	250	252

Kforce Inc.

Consolidated Balance Sheet

(In Thousands)

(Unaudited)

	December 31, 2006	December 31, 2005
Assets
Current Assets:
Cash and cash equivalents	$1,589	37,104
Trade receivables, net of allowance for doubtful accounts and fallouts	134,453	99,354
Income tax refund receivable	1,067	72
Current deferred tax asset, net	8,892	15,793
Prepaid expenses and other current assets	4,453	3,236

Total current assets	150,454	155,559

Fixed assets, net	12,610	10,148
Noncurrent deferred tax asset, net	—	4,451
Other assets, net	32,993	20,248
Intangible assets, net	24,259	9,336
Goodwill	222,302	125,004

Total assets	$442,618	$324,746

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and other accrued liabilities	$24,169	$19,808
Accrued payroll costs	46,455	39,332
Bank overdrafts	631	146
Credit Facility - current portion	10,000	—
Other current debt	3,375	2,885
Income taxes payable	1,399	849

Total current liabilities	86,029	63,020

Long-term debt - credit facility	76,435	35,000
Long-term debt - other	2,084	3,167
Noncurrent deferred tax liability, net	1,004	—
Other long-term liabilities	15,141	12,857

Total liabilities	180,693	114,044

Stockholders’ Equity:
Preferred stock	—	—
Common stock	604	579
Additional paid-in capital	300,485	278,486
Unamortized stock based compensation	—	(1,094)
Retained earnings	72,213	39,694
Less reacquired shares at cost	(111,377)	(106,963)

Total stockholders’ equity	261,925	210,702

Total liabilities and stockholders’ equity	$442,618	$324,746

Kforce Inc.

Selected Financial Information

(In Thousands, Except Per Share Amounts)

(Unaudited)

EBITDA Reconciliation

	Q4 2006		Q3 2006		Q4 2005
	$	Per share	$	Per share	$	Per share
EBITDA	$19,796	$0.47	$19,059	$0.45	$14,708	$0.36
Depreciation and Amortization	(4,179)	$(0.10)	(3,238)	(0.08)	(2,928)	$(0.07)
Interest Expense and Other	(1,695)	$(0.04)	(910)	(0.02)	(362)	$(0.01)
Tax Expense	(4,667)	$(0.11)	(6,069)	(0.14)	(4,558)	$(0.11)

Net Income	$9,255	$0.22	$8,842	$0.21	$6,860	$0.17

Outstanding Shares - Diluted	42,284		42,091		41,015

			YTD 2006		YTD 2005
			$	Per share	$	Per share
EBITDA			$71,043	$1.69	$49,100	$1.21
Depreciation and Amortization			(13,583)	(0.32)	(10,078)	(0.25)
Interest Expense and Other			(4,454)	(0.11)	(1,856)	(0.04)
Tax Expense			(20,487)	(0.49)	(14,845)	(0.37)

Net Income			$32,519	$0.77	$22,321	$0.55

Outstanding Shares - Diluted			42,012		40,616

EBITDA, a non-GAAP financial measure, is defined as earnings before interest, income taxes, depreciation and amortization, including amortization of stock-based compensation. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is a key measure used by management to evaluate its operations and to provide useful information to investors. EBITDA should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations. EBITDA as presented may not be comparable to similarly titled measures of other companies.